Exhibit 99.1
PRESS RELEASE

Nextracker announces investment and partnership with TPG Rise Climate

•Strategic partnership with TPG to support long term growth and innovation at Nextracker
•$500 million convertible preferred equity investment represents an implied $3.0 billion enterprise value for Nextracker
•Flex and Nextracker have entered into a separation agreement to formally separate into two businesses

San Jose, Calif., February 2, 2022 – Flex (NASDAQ: FLEX) announced today that it has entered into an agreement to sell $500 million of convertible preferred equity in Nextracker to TPG Rise Climate, the dedicated climate investing strategy of TPG’s global impact investing platform TPG Rise. Through this strategic partnership and investment from TPG Rise Climate, Nextracker will continue to expand its market leading position in solar tracking and software solutions. TPG’s experience and extensive network in renewable energy provide Nextracker a strong partner to support long-term growth.

“We are pleased to announce this exciting partnership today that furthers Nextracker’s leadership, backed by this strategic investment from TPG Rise Climate,” said Revathi Advaithi, Flex Chief Executive Officer.

“Nextracker has established itself as leader in the solar tracking space by developing and deploying best-in-class product quality, technology, value, and flexibility,” said Jonathan Coslet, Vice Chairman of TPG. “As global solar installations continue to grow across the US and globally, Nextracker is well-positioned to be the long-term tracking provider of choice for solar developers and EPCs. We look forward to the value creation from our combined resources, experience, and expertise,” added Steven Mandel, Business Unit Partner in TPG Rise.

As part of the investment, Coslet and Mandel will join the Nextracker board.

The investment is at an implied enterprise value for Nextracker of $3.0 billion, in the form of a convertible preferred security with a 5.0% annual dividend. The convertible preferred security will convert into common equity of Nextracker at the time of a qualified initial public offering for Nextracker. Net proceeds from the transaction will be used to help fund growth and generate returns for Flex shareholders in accordance with its capital allocation policy.

Flex and Nextracker have also entered into a separation agreement to formally separate the operations of the two businesses and have agreed to a transition services agreement to efficiently transition the Nextracker business into a separate business. Flex will report the Nextracker business as a separate operating segment in the future. Nextracker confidential S-1 remains on file with the SEC. The initial public offering and its timing are subject to market and other conditions and the SEC’s review process.

Advaithi added, “We continue to look at the market and will evaluate the right time to do a transaction, but we remain committed to creating value for shareholders.”

TPG Rise’s experience investing in clean energy generation and storage has the potential to drive additional growth opportunities. Since 2018, The Rise Fund has made multiple investments in Fourth Partner Energy, India’s largest distributed solar company. In 2020, The Rise Fund financed and launched Matrix Renewables which now has a 2 GW portfolio of operational, under construction, or near ready-to-build renewable energy projects with a further 2 GW of development pipeline of across Europe, the US, and Latin America. TPG Rise is also an investor in Form Energy, a technology company developing a new class of cost-effective, multi-day energy storage systems.

Conference Call Details

Flex CEO Revathi Advaithi; Jim Coulter, TPG Founding Partner and Executive Chairman, Managing Partner of TPG Rise Climate; and Nextracker CEO Dan Shugar will host a call for investors and media on February 2, 2022, at 1:30 p.m. Pacific time / 4:30 p.m. Eastern time regarding this transaction.

•U.S.: (877) 201-0168
•International: (647) 788-4901
•Conference ID: 7454879
•Webcast: https://investors.flex.com/events-and-presentations/default.aspx

Advisors

PJT Partners and JP Morgan are serving as financial advisors, and Sidley Austin is serving as legal advisor to Flex on this transaction. Kirkland & Ellis is serving as legal advisor to TPG Rise Climate.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

About Nextracker

Nextracker is the leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels in utility-scale power plants to follow the sun's movement across the sky and optimize plant performance. With over 50 GW shipped worldwide, Nextracker leads the solar industry with solar tracker technologies that optimize and increase energy production while reducing costs for significant plant ROI. For more information, please visit www.Nextracker.com.

About TPG Rise Climate

TPG Rise Climate is the dedicated climate investing strategy of TPG's global impact investing platform TPG Rise. TPG Rise Climate pursues climate-related investments that benefit from the diverse skills of TPG's investing professionals, the strategic relationships developed across TPG's existing portfolio of climate-focused companies, and a global network of executives and advisors. The fund takes a broad-based sector approach to investment types, from growth equity to value-added infrastructure, and focuses on five climate sub-sectors:

clean energy, enabling solutions, decarbonized transport, greening industrials, and agriculture & natural solutions. Jim Coulter, TPG Founding Partner and Executive Chairman, serves as Managing Partner of TPG Rise Climate and former U.S. Treasury Secretary Hank Paulson serves as TPG Rise Climate's Executive Chairman. For more information, please visit www.therisefund.com/tpgriseclimate.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share; and our consideration of alternatives relating to our Nextracker business. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: the effects of the COVID-19 pandemic on our business, results of operations and financial condition; that we may not achieve our expected future revenues and earnings; the effects that the current macroeconomic environment could have on our business and demand for our products; the impact of component shortages and logistical constraints, including their impact on our revenues; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits, including tax efficiencies, of the transaction: the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition, including our expectation that the acquisition will be accretive to our fiscal year 2023 adjusted earnings per share; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2021 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

Investors & Analysts

David Rubin
Flex
Vice President, Investor Relations
investor.relations@flex.com

Media & Press

Mark Plungy
Flex
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

Ari Cohen
TPG
Director, External Affairs
(415) 743-1550
media@tpg.com

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